UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Titles of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2019, Rekha Hemrajani, Chief Operating and Financial Officer of Arcus Biosciences, Inc. (the “Company”) and the Company mutually agreed that she will depart from the Company on September 30, 2019. The Company has no plans to fill her position. The Company and Ms. Hemrajani entered into a separation agreement pursuant to which Ms. Hemrajani will receive (a) four (4) months base salary, (b) payment of COBRA premiums during such period, or, if earlier, through the date she ceases to be eligible for COBRA continuation coverage for any reason and (c) an extension of her stock option exercise period to six (6) months following the effective date of her resignation.  The separation agreement contains a non-disparagement obligation on both parties and a standard release of claims on the part of Ms. Hemrajani.

On September 2, 2019, the Board of Directors of the Company appointed Jason Barker, the Company’s Vice President of Finance, as its principal financial officer and principal accounting officer, effective upon Ms. Hemrajani ceasing to be employed by the Company. Mr. Barker, age 49, has served as the Company’s Vice President of Finance since May 2019.  Prior to joining the Company, Mr. Barker was the Vice President, Finance of Audentes Therapeutics, a rare disease gene therapy company, from March 2016 to May 2019 and contributed substantially to the successful completion of its IPO. Mr. Barker served as Interim Head of Finance at Audentes Therapeutics from February 2015 to March 2016, where he was responsible for accounting, audit, financial reporting, treasury, tax, payroll, stock plan administration, contract management and risk management. Prior to joining Audentes Therapeutics, from 2011 to February 2015, Mr. Barker was Principal and Senior Advisor at Bauer York LLC, a financial consulting firm, where he was responsible for providing consulting services in the areas of finance and accounting for various companies in the life science and technology industries, during which he served as interim Chief Financial Officer and Head of Finance and various other roles as required by client engagements.  Prior to Bauer York, Mr. Barker served in various roles at ARYx Therapeutics from 2004 to 2011, including as Head of Finance and Principal Accounting Officer and successfully completed an IPO during his tenure. Mr. Barker holds a B.A. in Finance, Accounting and Business Law with honors from the University of Texas at Arlington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: September 3, 2019	By:	/s/ Terry Rosen, Ph.D.
Terry Rosen, Ph.D.
Chief Executive Officer